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                                                                   EXHIBIT 10.11


July 30, 1996



James M. Tidwell
Via Facsimile:   (713) 468-0417


Dear Jim:

This will confirm our offer of July 29, 1996 for the position of Vice President, Finance and Chief Financial Officer of Daniel Industries, Inc.

The terms of the offer are:

Salary:                       $165,000 per year

Performance Bonus:            40% of annual salary, paid one half in cash and
                              one half in restricted stock.  Bonus is
                              predicated on the company achieving targeted earnings per share as set by the Board of Directors.

Stock Option:                 30,000 shares.  The option price will be the
                              price of the company stock on the New York Stock
                              Exchange at the close of business on July 30, 1996.

Compensatory Bonus:           3,000 shares to vest 1000 shares per year for 3
                              years starting July 30, 1997


Supplemental Executive
Retirement Plan:              Participate

Change of
Control Agreement:            Participate
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July 30, 1996
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Termination
Agreement:                    If  terminated for any reason, other than
                              criminal misconduct, 1 year salary.

Employee Benefit:             Participation in all benefit and medical plans at
                              your option.


I trust the foregoing accurately reflects our agreement. If you concur, please sign in the space below and fax a copy to me at (713) 827-4805. I will have a
signed original couriered to your home.   If you have any questions or if I
omitted anything, please telephone me.




                                                 Daniel Industries, Inc.



                                                 William A. Griffin, III

WAG:sj


AGREED AND ACCEPTED



-------------------------------------
James M. Tidwell